SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PORTEC INC

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                 1/28/98              100            14.3000
                                 1/27/98            3,900            14.3000
          GAMCO INVESTORS, INC.
                                 1/28/98            2,000            14.2500
                                 1/27/98            5,000            14.2494
                                 1/27/98           60,000            14.2494
                                 1/27/98              200            14.1250


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

                                          30